Letterhead
Deloite &
Touche LLP                                   Exhibit 99.B11

          50 Fremont Street         Telephone (415)247-4000
          San Francisco CA 94105-2230 Facsimile (415) 247-4329



INDEPENDENT AUDITORS' CONSENT

Polynous Growth Fund:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement No. 333-04983 of
Polynous Growth Fund on Form N-1A of our report dated August 20, 1997 incorporated by reference in the statement of additional information and (b) the reference to us under the captions "Financial Highlights" and "Financial Statements" appearing in the Prospectus which is also part of such Registration Statement.

/s/DELOITE & TOUCHE

November 24, 1997